Exhibit 1.1

SPIRIT REALTY CAPITAL, INC.

COMMON STOCK ($0.01 PAR VALUE PER SHARE)

EQUITY DISTRIBUTION AGREEMENT

November 9, 2016

November 9, 2016

To	Wells Fargo Securities, LLC

375 Park Avenue, 4th Floor

New York, New York 10152

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

Three World Financial Center

New York, New York 10281

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE

Atlanta, Georgia 30326

Ladies and Gentlemen:

Spirit Realty Capital, Inc., a Maryland corporation (the “Company”), and Spirit Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), each confirms its respective agreements with Wells Fargo Securities, LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and SunTrust Robinson Humphrey, Inc., as sales agents and/or principals (each, a “Manager” and, collectively, the “Managers”). The Company proposes to issue and sell to or through the Managers, on the terms set forth in this equity distribution agreement shares of its common stock, $0.01 par value per share, having an aggregate gross sales price of up to $500,000,000 (the “Shares” and, such amount, the “Maximum Amount”). The shares of common stock, $0.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The obligations of Managers under this Agreement shall be several, and not joint. The Company and the Operating Partnership agree that whenever the Company determines to sell Shares directly to a Manager as principal they will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(c) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this equity distribution agreement and any applicable Terms Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (File No. 333-214514), including a prospectus, on Form S-3ASR, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Base Prospectus.” “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on the date hereof, in the form furnished by the Company to the Managers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement and any applicable pricing supplement thereto and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers in accordance with Section 6(b). As used herein, the terms “Registration Statement,” “Base Prospectus,” “Prospectus Supplement,” “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1. Representations and Warranties. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to and agrees with each Manager that:

(a) The Registration Statement became effective upon filing with the Commission pursuant to Rule 462 under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Base Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c) (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the Prospectus or in the General Disclosure Package.

(d) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Except for the Permitted Free Writing Prospectuses, if any, furnished to and approved by the Managers in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(e) (i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shelf Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act; and (ii)(A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own, operate and lease its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, including the Operating Partnership (each, a “Subsidiary,” and together, the “Subsidiaries”), taken as a whole.

(g) Spirit General OP Holdings, LLC (the “General Partner”) has the power and authority, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement.

(h) Each Subsidiary has been duly formed, is validly existing as a corporation, limited liability company, limited partnership or other type of entity or organization, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or was organized, and has the power and authority to own, operate and lease its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The Company is and will be the sole member of the sole general partner of the Operating Partnership. The General Partner is and will be the sole general partner of the Operating Partnership. The Operating Partnership is the only subsidiary of the Company that meets the definition of a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X).

(i) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(j) The shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Registration Statement, the Prospectus and the General Disclosure Package.

(k) The Shares have been generally authorized and, when issued and delivered pursuant to due authorization by the Company’s board of directors (the “Board”) or a duly authorized committee thereof in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(l) All of the outstanding partnership interests of the Operating Partnership have been duly authorized and validly issued, fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the Prospectus and the General Disclosure Package, all outstanding partnership interests of the Operating Partnership are owned by the Company directly or indirectly, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind. Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or partnership interests of the Operating Partnership. The units of partnership interest in the Operating Partnership (“OP Units”), including without limitation, the OP Units to be issued to the Company, in connection with the Company’s issuance of Shares, will be duly authorized for issuance by the Operating Partnership to the holders or prospective holders thereof, and at the time of their issuance will be validly issued and fully paid. None of the OP Units will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, there will be no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, OP Units or other ownership interests of the Operating Partnership.

(m) All of the outstanding shares of capital stock or other ownership interests of each Subsidiary other than the Operating Partnership have been duly authorized and validly issued, fully paid and non-assessable, and, except as otherwise set forth in the

Registration Statement, the Prospectus and the General Disclosure Package, all outstanding shares of capital stock or other ownership interests of the Subsidiaries other than the Operating Partnership are owned by the Company either directly or through Subsidiaries that are wholly owned, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind. Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Subsidiary other than the Operating Partnership.

(n) The First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, dated as of September 12, 2014, has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms.

(o) Except pursuant to the terms of the indebtedness described in or contemplated by the Registration Statement, the Prospectus and the General Disclosure Package, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (ii) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.

(p) Neither the Company nor any of the Subsidiaries is (i) in violation of its articles of incorporation, declaration of trust, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational document, as amended or supplemented, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties of the Company or any of the Subsidiaries (the “Properties”) or any other assets of the Company or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”), or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Subsidiaries or the Properties or any of their respective other assets or operations, except, in the case of clauses (ii) and (iii) of this sentence, for any such defaults or violations that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement will not (i) contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, (ii) result in the violation of the organizational documents of the Company or any of the Subsidiaries or (iii) result in a breach or violation of any Agreements and Instruments binding upon the Company or any of the Subsidiaries, except, in the case of clauses (i) and (iii) of this sentence, for any such contravention, breach or violation that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Operating Partnership of its obligations under this Agreement, except (i) such as already have been obtained, (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, (iii) such approvals as have been obtained in connection with the approval of the Shares for listing on the New York Stock Exchange (the “NYSE”), and (iv) such approvals as have been obtained under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (the “FINRA”). Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, the execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement will not constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any other assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments (except for such Repayment Events, liens, charges or encumbrances that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the General Disclosure Package.

(r) There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened to which the Company or any of the Subsidiaries is a party or to which any of the Properties is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Prospectus and the General Disclosure Package and proceedings that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or a material adverse effect on the power or ability of the Company or the Operating Partnership to perform its respective obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Prospectus and the General Disclosure Package or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(s) Each of the Company and the Operating Partnership is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(t) The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(u) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) and there are no notices of potential liability or claims pending or, to the knowledge of the Company and the Operating Partnership, threatened against the Company or any of the Subsidiaries or any of the Properties concerning Environmental Laws, which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole; neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any other person has contaminated or caused conditions that threaten to contaminate any of the Properties with Hazardous Materials (as defined below); none of the Properties is included on or, to the knowledge of the Company and the Operating Partnership, is proposed for inclusion on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §. 9601 et seq., or any similar list or inventory of contaminated properties. As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation.

(v) Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Securities Act with respect to any securities of the Company or the

Operating Partnership or to require the Company or the Operating Partnership to include such securities with the Shares registered pursuant to the Registration Statement.

(w) None of the Company, any Subsidiary, any director or officer, or, to the Company’s and the Operating Partnership’s knowledge, any affiliate, employee, agent or representative of the Company or of any Subsidiary or the Company’s affiliates, has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(x) The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(y) (i) None of the Company, any Subsidiary, any director, officer, or employee thereof, or, to the Company’s and the Operating Partnership’s knowledge, any agent, affiliate or representative of the Company or any of the Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject or, to the knowledge of the Company and the Operating Partnership, target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s

Treasury, or any other relevant sanctions authority (collectively, “Sanctions”); nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Crimea, Iran, North Korea, Sudan and Syria).

(ii) The Company and the Operating Partnership will not, directly or indirectly, use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(z) Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the General Disclosure Package, (i) the Company and the Subsidiaries have not incurred or agreed to incur any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiaries, except in each case as described in each of the Registration Statement, the Prospectus and the General Disclosure Package.

(aa) (i) The Company, either directly or through a Subsidiary, has good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that (A) are described in the Registration Statement (including in descriptions of mortgages and secured indebtedness), the Prospectus and the General Disclosure Package or (B) do not, singly or in the aggregate, materially affect the value of the Properties and do not materially interfere with the use made and proposed to be made of such Property by the Company or any of the Subsidiaries; (ii) except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, neither the Company nor any of the Subsidiaries owns any material real property other than the Properties; (iii) each of the ground leases and subleases relating to a Property, if any, material to the business of the Company and the Subsidiaries, taken as a whole, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Company or any of the Subsidiaries, and (A) no default or event of default has occurred under any ground lease or sublease with respect to such Property and neither the Company nor any of the Subsidiaries has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease or sublease and (B) neither the Company nor any of the Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the ground leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; and (iv) except as (A) described in the Registration Statement, the Prospectus and the General Disclosure Package or (B) as would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, to the knowledge of the Company and the Operating Partnership, no lessee of any of the Properties is in default under any of the leases relating to the Properties and neither the Company nor any of the Subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any such lease.

(bb) Neither the Company nor any of the Subsidiaries knows of any violation of any municipal, state or federal law, rule or regulation concerning any real property or any part thereof in which the Company has a fee or leasehold interest, as of the date of this Agreement that would have a material adverse effect on the Company and the Subsidiaries, taken as a whole; the Company has disclosed in the Registration Statement, the Prospectus and the General Disclosure Package all options and rights of first refusal to purchase all or part of any material Property or any interest therein; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a material forfeiture or reversion of title; neither the Company nor any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change materially adversely affecting the Properties, and neither the Company nor any of the Subsidiaries knows of any such condemnation or zoning change which is threatened, and, in each case, which if consummated would have a material adverse effect on the Company and the Subsidiaries, taken as a whole; except as (i) are described in the Registration Statement, the Prospectus and the General Disclosure Package or (ii) do not, singly or in the aggregate, materially affect the value of such property or asset and do not interfere with the use made and proposed to be made of such property or asset by the Company or any Subsidiary, there are no liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Company and any of the Subsidiaries.

(cc) Neither the Company nor any Subsidiary is party to any joint venture agreements.

(dd) Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the mortgages encumbering the Properties are not and will not be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any of the Subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of the Subsidiaries.

(ee) To the knowledge of the Company, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except as would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole

(ff) Except as (i) are described in the Registration Statement, the Prospectus and the General Disclosure Package or (ii) do not have a material adverse effect on the Company or the Operating Partnership, there are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or the Operating Partnership of interests in assets or real property.

(gg) Neither the Company nor any of the Subsidiaries has sent, received or otherwise become aware of any communication regarding termination of, or intent not to renew any of the contracts or agreements with any of the top 15 tenants (based on contractual base rent for the quarter ended September 30, 2016 multiplied by four) of the Company, concerning a material amount of rental revenue from any such tenant, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement.

(hh) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(ii) No material labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in the Registration Statement, the Prospectus and the General Disclosure Package, or, to the knowledge of the Company and the Operating Partnership, is imminent.

(jj) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts, taken as a whole, as are prudent and customary in the businesses in which they are engaged; the Company and the Subsidiaries have not been refused any insurance coverage sought or applied for; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not, taken as a whole, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, except as described in the Registration Statement, the Prospectus and the General Disclosure Package.

(kk) Each of the Company and the Subsidiaries carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(ll) The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole, except as described in the Registration Statement, the Prospectus and the General Disclosure Package.

(mm) The consolidated financial statements included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, together with the related schedules and notes, present fairly (i) the financial position of the Company and the Subsidiaries, or any predecessor entity thereto, as applicable, at the dates indicated, and the consolidated results of operations, comprehensive income (loss), stockholders’ equity and cash flows of the Company and the Subsidiaries, or any predecessor entity thereto, as applicable, for the periods specified and (ii) the financial position of Spirit Realty Capital, Inc. (“Old Spirit”) and its subsidiaries at the dates indicated, and the consolidated results of operations, comprehensive loss, stockholders’ equity and cash flows of Old Spirit for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“U.S. GAAP”) as applied in the United States and on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; said financial statements have been prepared on a consistent basis with the books and records of the Company and the Subsidiaries, or any predecessor entity thereto, or Old Spirit, as applicable. The supporting schedules included in the Registration Statement, the Prospectus and the General Disclosure Package present fairly in accordance with U.S. GAAP the information stated therein. Any unaudited pro forma condensed consolidated financial statements and the related notes thereto included in the Registration Statement, the Prospectus and the General Disclosure Package have been prepared in accordance in all material respects with the applicable requirements of Regulation S-X under the Securities Act, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of these adjustments to the corresponding historical financial statement amounts. Other than the historical and any pro forma financial statements (and schedules) included, incorporated by reference or deemed to be incorporated by reference, in the Registration Statement, the Prospectus and the General Disclosure Package, no other historical or pro forma financial statements (or schedules) are required by the Securities Act to be included therein. All disclosures contained in the Registration Statement, the Prospectus and the General Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable.

(nn) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate in all material respects. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(oo) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 and 15d-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 and

Rule 15d-15 of the Exchange Act and such disclosure controls and procedures were effective in all material respects as of the end of the Company’s most recently completed fiscal quarter.

(pp) Commencing with its taxable year ended December 31, 2005, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Prospectus and the General Disclosure Package are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(qq) The Company and each of the Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company or any of the Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or the Subsidiaries and which could reasonably be expected to have) a material adverse effect.

(rr) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(ss) Each of the Company and the Operating Partnership is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either the Company or the Operating Partnership would have any material liability. Neither the Company nor the Operating Partnership has incurred or expects to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412, 403, 431, 432 or 4971 of the Code. Each “pension plan” for which either the Company or the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(tt) Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(uu) The Shares have been approved for listing on the NYSE, subject to official notice of issuance.

(vv) Neither the Company nor the Operating Partnership has entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Securities Act.

(ww) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

2. Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Manager agree that the Company may from time to time seek to sell Shares through a Manager, acting as sales agent, or directly to a Manager, acting as principal, as follows:

(a) The Company may submit its orders to the applicable Manager by telephone (including any price, time or size limits or other customary parameters or conditions) to sell Shares on an agented basis on any Trading Day (as defined below) which order shall be confirmed by such Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A. As used herein, “Trading Day” shall mean any trading day on the NYSE, other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time.

(b) Subject to the terms and conditions hereof, the applicable Manager shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell Shares and with respect to which such Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that such Manager will be successful in selling the Shares, (ii) such Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason and (iii) such Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed by the Manager and the Company pursuant to a Terms Agreement.

(c) Shares purchased from the Company by the applicable Managers, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Managers and the Company as evidenced by a Terms Agreement.

The applicable Managers’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Managers shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Sections 5(b), (d), (e), (f) and (g), respectively, hereof. In the event of a conflict between the terms of this equity distribution agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

(d) The Company shall not authorize the issuance and sale of, and the applicable Manager shall not sell, any Share with respect to which such Manager is acting as sales agent at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above. In addition, the Company or such Manager through whom the sale of Shares are to be made as sales agent on any Trading Day may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which such Manager is acting as sales agent pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(e) If acting as sales agent hereunder, the applicable Manager shall provide written confirmation (which may be by facsimile or email) to the Company promptly following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale and (iii) the commission payable by the Company to such Manager with respect to such sales.

(f) At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company and the Operating Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the applicable Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Partnership herein, to the performance by the Company and the Operating Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(g) Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct any Manager to offer or sell, any Shares through such Manager as sales agent (and, by notice to each applicable Manager given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and no Manager shall be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(h) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(h) Notwithstanding clause (ii) of Section 2(g) hereof, if the Company wishes to offer or sell Shares through a Manager as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Managers (with a copy to counsel for the Managers) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Managers, and, prior to its filing, obtain the written consent of the Managers to such filing (which consent shall not be unreasonably withheld), (ii) provide the Managers with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Sections 6(m), (n), (o), (p), (q) and (r), respectively, hereof, (iii) afford the Managers the opportunity to conduct a due diligence review prior to filing such Earnings 8-K and (iv) file (and not furnish) such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 6(m), (n), (o), (p), (q) and (r), respectively, hereof, and (B) this Section 2(h) shall in no way affect or limit the operation of clause (i) of Section 2(g) hereof, which shall have independent application.

3. Fee. (a) The compensation to a Manager for sales of the Shares with respect to which such Manager acts as sales agent hereunder shall not exceed 2% of the gross sales price of the Shares sold pursuant to this Agreement by such Manager. The Company may sell Shares to a Manager as principal at a price agreed upon at the relevant Time of Sale and pursuant to a separate Terms Agreement.

(b) If this equity distribution agreement is terminated by the Company prior to November 9, 2017 in accordance with the provisions of Section 10 and, at the time of the Company’s notice of termination (the “Determination Date”), the gross sales price of the Shares sold pursuant to this Agreement is less than $50,000,000, the Company shall reimburse the Managers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Managers, incurred by it in connection with the offering contemplated by this Agreement, subject to a maximum reimbursement of $200,000 (collectively, the “Expenses”). The Expenses shall be divided among the Managers in amounts proportionate to the aggregate offering price of Shares sold by each Manager under this Agreement, after taking into account the amount of the Expenses actually paid by each Manager, and shall be due and payable by the Company to the Managers within ten business days of the Determination Date. The Managers shall be solely responsible for allocating any Expenses reimbursed pursuant to this Section 3(b) among themselves.

4. Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold by or through the applicable Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the net proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Manager’s or its designee’s account (provided that such Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the applicable Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

5. Conditions to the Managers’ Obligations. The obligations of the Managers are subject to the following conditions:

(a) Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package that, in the Managers’ judgment, is material and adverse and that makes it, in the Managers’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Managers or, in the case of a Principal Settlement (as defined below), the applicable Managers shall have received on each date specified in Section 6(m) a certificate, dated such date and signed by an executive officer of the Company and the Operating Partnership, to the effect set forth in Section 5(a)(i) above and to the effect that: (i) the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of such date; (ii) each of the Company and the Operating Partnership has complied with all of its agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such certificate shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the General Disclosure Package.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Managers or, in the case of a Principal Settlement, the applicable Managers shall have received on each date specified in Section 6(n), and on such other dates as may be reasonably requested by the Managers or, in the case of a Principal Settlement, the applicable Managers, an opinion of Latham & Watkins LLP, outside counsel for the Company, dated such date, with respect to the matters identified in Exhibits B-1 and B-2 hereto. The opinions of Latham & Watkins LLP described in Exhibits B-1 and B-2 shall be rendered to the Managers or, in the case of a Principal Settlement, the applicable Managers at the request of the Company and shall so state therein. In giving such opinions, such counsel may rely, as to matters of fact, to the extent they deem proper, on certificates of officers of the Company and certificates of public officials.

(d) The Managers or, in the case of a Principal Settlement, the applicable Managers shall have received on each date specified in Section 6(o), and on such other dates as may be reasonably requested by the Managers or, in the case of a Principal Settlement, the applicable Managers, an opinion of Ballard Spahr LLP, Maryland counsel to the Company, dated such date, with respect to the matters identified in Exhibit C hereto. The opinion of Ballard Spahr LLP described in Exhibit C shall be rendered to the Managers or, in the case of a Principal Settlement, the applicable Managers at the request of the Company and shall so state therein.

(e) The Managers or, in the case of a Principal Settlement, the applicable Managers shall have received on each date specified in Section 6(p), and on such other dates as may be reasonably requested by the Managers or, in the case of a Principal Settlement, the applicable Managers, an opinion of Richards, Layton & Finger, P.A., Delaware counsel to the Operating Partnership, dated such date, with respect to the matters identified in Exhibit D hereto. The opinion of Richards, Layton & Finger, P.A. described in Exhibit D shall be rendered to the Managers or, in the case of a Principal Settlement, the applicable Managers at the request of the Company and shall so state therein.

(f) The Managers or, in the case of a Principal Settlement, the applicable Managers shall have received on each date specified in Section 6(q), and on such other dates as may be reasonably requested by the Managers or, in the case of a Principal Settlement, the applicable Managers, an opinion of Sidley Austin LLP, counsel for the Managers, dated such date, in form and substance reasonably satisfactory to the Managers or, in the case of a Principal Settlement, the applicable Managers. In giving such opinion such counsel may rely, as to all matters governed by Maryland law, upon the opinion of Ballard Spahr LLP referred to in Section 5(d) above and, as to all matters governed by Delaware law, upon the opinion of Richards, Layton & Finger, P.A. referred to in Section 5(e) above. In giving such opinions, such counsel may rely, as to matters of fact, to the extent it deems proper, on certificates of officers of the Company and certificates of public officials.

(g) The Managers or, in the case of a Principal Settlement, the applicable Managers shall have received on each date specified in Section 6(r), a letter dated such date in form and substance satisfactory to the Managers or, in the case of a Principal Settlement, the applicable Managers, from Ernst & Young LLP, independent public accountants for the Company, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(h) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Time of Sale or related Settlement Date in connection with any offer or sale of Shares shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(i) The Shares shall have been approved for listing on the NYSE, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(j) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6. Covenants of the Company. The Company covenants with each Manager as follows:

(a) To furnish to the Managers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers may from time to time reasonably request. In case a Manager is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of such Manager, and at its own expense, the Company shall prepare and deliver to such Manager as many copies as such Manager may reasonably request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b) Before amending or supplementing the Registration Statement or the Prospectus (including any pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement), to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object (other than any prospectus supplement relating to the offering of Shelf Securities other than the Shares (including, without limitation, other shares of common stock, $0.01 par value per share, of the Company)). To furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object. Not to take any action that would result in a Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Manager that such Manager otherwise would not have been required to file thereunder.

(c) To file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers pursuant to this Agreement, (ii) the net proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)). In connection with a Terms Agreement, to prepare and file with the Commission, subject to Section 6(b) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement.

(d) To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act in connection with any offer or sale of Shares and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to each Manager via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by such Manager and, at such Manager’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the NYSE and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the NYSE or such other exchange or market.

(e) During the Delivery Period to advise each Manager, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain its withdrawal.

(f) If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares.

(h) To make generally available to the Company’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this equity distribution agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To continue to elect to qualify as a REIT under the Code and to use its best efforts to meet the requirements to qualify as a REIT under the Code, unless the Board determines it is no longer in the stockholders’ best interests to do so.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Managers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon, (iii) the reasonable cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, which shall not exceed $10,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Managers incurred in connection with any review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the document production charges and expenses associated with printing this Agreement, (viii) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection with offers and sales outside of the United States; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 3(b) and Section 8, each Manager will pay all of its costs and expenses, including any advertising expenses connected with any offers such Manager may make.

(k) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement as effective under the Securities Act).

(l) To use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(m) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder to the extent not duplicative of clause (i), (ii), (iii), (iv) or (v) of this Section 6(m)), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than by (1) a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares (including, without limitation, other shares of common stock, $0.01 par value per share, of the Company), (2) an Interim Prospectus Supplement containing the summary information set forth in Section 6(c) hereof or (3) means of incorporation of documents by reference into the Registration Statement or the Prospectus), (ii) there is filed with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q), (iii) there is filed with the Commission an Earnings 8-K as contemplated by Section 2(h) hereof, (iv) the Managers shall reasonably request or (v) Shares are delivered to the applicable Managers as principal on a Settlement Date (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i), (ii), (iii), (iv) and (v) above, a “Representation Date”), to furnish or cause to be furnished to the Managers or, in the case of clause (v) above (a “Principal Settlement”), the applicable Managers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers or, in the case of a Principal Settlement, the applicable Managers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(n) On each Representation Date, the Company shall cause to be furnished to the Managers or, in the case of a Principal Settlement, the applicable Managers, dated as of such date, in form and substance satisfactory to the Managers or, in the case of a Principal Settlement, the applicable Managers, the written opinion of Latham & Watkins

LLP, outside counsel for the Company, as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o) On each Representation Date, the Company shall cause to be furnished to the Managers or, in the case of a Principal Settlement, the applicable Managers, dated as of such date, in form and substance satisfactory to the Managers or, in the case of a Principal Settlement, the applicable Managers, the written opinion of Ballard Spahr LLP, Maryland counsel to the Company, as described in Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p) On each Representation Date, the Company shall cause to be furnished to the Managers or, in the case of a Principal Settlement, the applicable Managers, dated as of such date, in form and substance satisfactory to the Managers or, in the case of a Principal Settlement, the applicable Managers, the written opinion of Richards, Layton & Finger, P.A., Delaware counsel to the Operating Partnership, outside counsel for the Company, as described in Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(q) On each Representation Date, Sidley Austin LLP, counsel to the Managers, shall furnish to the Managers or, in the case of a Principal Settlement, the applicable Managers a written opinion, dated as of such date in form and substance reasonably satisfactory to the Managers or, in the case of a Principal Settlement, the applicable Managers.

With respect to Sections 6(n), 6(o), 6(p) and 6(q) above (other than in connection with a Principal Settlement), in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under Sections 6(n), 6(o), 6(p) or 6(q), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(r) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is furnished with the Commission by the Company any document which contains material financial information, including any earnings release, (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information, (v) each time Shares are delivered to the applicable Managers as principal on a Settlement Date or

(vi) on such other dates as may be reasonably requested by the Managers or, in the case of a Principal Settlement, the applicable Managers, Ernst & Young LLP, independent public accountants of the Company, shall deliver to the Managers or, in the case of a Principal Settlement, the applicable Managers the comfort letter(s) described in Section 5(g).

(s) To comply with the Due Diligence Protocol attached hereto on Schedule II and any other due diligence review or call reasonably requested by the Managers or, in the case of a Principal Settlement, the applicable Managers.

(t) To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(u) That it consents to each Manager trading in the Common Stock for such Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(v) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(w) Prior to instructing a Manager pursuant to Section 2 hereof to make sales on an agented basis on any given day (or as otherwise agreed between the Company and such Manager), the Company shall have furnished to the Managers a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Managers, stating the minimum price and maximum number of Shares to be sold on such day, as duly authorized by the Board or a duly authorized committee thereof.

(x) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales by or through the Managers pursuant to this Agreement, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company or (iv) any shares of Common Stock issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, during the Delivery Period, without (A) giving the Managers at least two business days’ prior written notice specifying the date of such proposed sale and (B) the Managers suspending activity under this program for such period of time as requested by the Company.

(y) That under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement exceed (i) the Maximum Amount or (ii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(z) That any offer to sell, any solicitation of an offer to buy or any sales of Shares shall be effected by or through only one of the Managers as sales agent on any single given day, but in no event by more than one, and the Company shall in no event request that more than one Manager sell Shares as sales agent on the same day; provided, however, that: (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (B) sales solely to employees or security holders of the Company or the Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (ii) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

7. Covenants of the Managers. Each Manager covenants with the Company not to take any action that would result in the Company being required to file with the Commission a free writing prospectus prepared by or on behalf of such Manager pursuant to Rule 433(d) under the Securities Act that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager.

8. Indemnity and Contribution. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Manager, their directors, their officers, each person, if any, who controls such Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of such Manager within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Manager furnished to the Company in writing by the Managers expressly for use therein.

(b) Each Manager severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Operating Partnership and each person, if any, who controls the Company and the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Managers, but only with reference to information relating to a Manager furnished to the Company in writing by or on behalf of such Manager expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 8(a), and by the Company or the Operating Partnership, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Managers, on the other hand, from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Managers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Managers, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Operating Partnership bear to the total commissions received by each Manager. The relative fault of the Company and the Operating Partnership, on the one hand, and the Managers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company, the Operating Partnership and each Manager agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Managers were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, each Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it were offered to the public exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of a Manager, any person controlling a Manager or any affiliate of a Manager or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination. (a) The Company or a Manager, as to itself, shall have the right, by giving written notice to the other parties as hereinafter specified, to terminate this equity distribution agreement in its sole discretion at any time.

(b) The applicable Managers may terminate a Terms Agreement to which they are a party, at any time at or prior to the applicable Settlement Date, (i) if there has been, in such judgment of such Managers, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Managers, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE Amex or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, assets or operations, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in

Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c) If the Company and two or more Managers enter into a Terms Agreement pursuant to which such Managers agree to purchase Shares from the Company as principal and one or more of such Managers shall fail at the applicable Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Managers shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Managers or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Managers on the applicable Settlement Date, the nondefaulting Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Managers; or

(ii) if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Managers on the applicable Settlement Date, such Terms agreement shall terminate without liability on the part of any nondefaulting Manager.

No action taken pursuant to this Section 10(c) shall relieve any defaulting Manager from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Managers or the Company shall have the right to postpone the applicable Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d) Any termination under this Section 10 shall be without liability of any party to any other party except that: (i) with respect to any pending sale by or through the Managers for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(e) This equity distribution agreement and any Terms Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above, as applicable, or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (e) shall in all cases be deemed to provide that Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the applicable Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

11. Entire Agreement. (a) This Agreement represents the entire agreement between the Company, the Operating Partnership and each Manager with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b) The Company and the Operating Partnership acknowledge that in connection with the offering of the Shares: (i) each Manager has acted and will act at arm’s length, are not agents of, and owes no fiduciary duties to, the Company, the Operating Partnership or any other person, (ii) each Manager owes the Company and the Operating Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) each Manager may have interests that differ from those of the Company and the Operating Partnership. The Company and the Operating Partnership waive to the full extent permitted by applicable law any claims they may have against the Managers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and: if to Wells Fargo Securities, LLC shall be delivered, mailed or sent to Wells Fargo Securities, LLC, 375 Park Avenue, 4th Floor, New York, New York 10152, to the attention of the Equity Syndicate Department (facsimile number (212) 214-5918) and the Special Equities Desk (facsimile number (212) 214-8918); if to RBC Capital Markets, LLC shall be delivered, mailed or sent to RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281, Attn: Equity Capital Markets; if to Scotia Capital (USA) Inc. shall be delivered, mailed or sent to Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets, Fax No. (212) 225-6653 and if to SunTrust Robinson Humphrey, Inc. shall be delivered, mailed or sent to SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Fax No. (404) 926-5995, Attention: Equity Syndicate Department; and if to the Company shall be delivered, mailed or sent to Spirit Realty Capital, Inc., 2727 North Harwood Street, Suite 300, Dallas, Texas 75201, Attention: General Counsel, with a copy to Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071, Attention: Julian T.H. Kleindorfer, Esq.

[Signature page follows]

Very truly yours, Spirit Realty Capital, Inc.

By:	/s/ Phillip D. Joseph, Jr.
	Name:	Phillip D. Joseph, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Spirit Realty, L.P. By: Spirit General OP Holdings, LLC, its general partner

By:	/s/ Phillip D. Joseph, Jr.
	Name:	Phillip D. Joseph, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Accepted as of the date first written above

By:	Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

By:	RBC Capital Markets, LLC

By:	/s/ Mark Hagan
Name: Mark Hagan
Title: Managing Director

By:	Scotia Capital (USA) Inc.

By:	/s/ Richard Agata
Name: Richard Agata
Title: Director, Counsel and Chief Compliance Officer

By:	SunTrust Robinson Humphrey, Inc.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

SCHEDULE I

[Intentionally omitted.]

SCHEDULE II

[Intentionally omitted.]

Exhibit A

[Intentionally omitted.]

Exhibit B-1

[Intentionally omitted.]

Exhibit B-2

[Intentionally omitted.]

Exhibit C

[Intentionally omitted.]

Exhibit D

[Intentionally omitted.]

Annex I

[Intentionally omitted.]